                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



     PARENT COMPANY                 SUBSIDIARY COMPANIES             STATE OF INCORPORATION
     --------------                 --------------------             ----------------------
 Alpena Bancshares, Inc.          First Federal of Northern              United States
                                          Michigan
                               Financial Services and Mortgage              Michigan
First Federal of Northern               Corporation
        Michigan






                                       29